Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2011 Results

LITITZ, Pa.--(BUSINESS WIRE)--October 26, 2011--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the third quarter ended September 30, 2011 was $15.0 million, or $0.12 per diluted share, compared to net income of $4.6 million for the third quarter of 2010, or $0.04 per diluted share. Net income for the first nine months of 2011 was $35.8 million, or $0.28 per diluted share, compared to net income of $6.5 million or $0.06 per diluted share for the first nine months of 2010.

"The progress we've achieved in earnings was primarily related to improvement in credit quality, with significant improvement in nearly all credit quality metrics including lower net charge-offs, non-performing assets and provision," said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares. "For the first time since the economic downturn, our net charge-off ratio dropped below 1% and the non-performing asset ratio dropped below 2%."

"We successfully completed the acquisition of Abington Bancorp on October 1, and we are pleased to welcome new customers, employees and shareholders to our company," Reuter said. "For the remainder of 2011 and into next year, we are focused on several key objectives: continuing our strong progress in improving credit quality, successfully completing the acquisition and integration of Tower Bancorp, growing deposits and loans, and increasing profitability and dividends paid to shareholders."

Linked Quarter Asset Quality Results (Third Quarter 2011 vs. Second Quarter 2011)
(Dollars in Thousands)

	Third Quarter	Second Quarter	Percent
	2011	2011	Change

Provision for Loan Losses	$25,000	$28,000	(10.7)
Net Charge-Offs (NCO)	23,332	31,941	(27.0)
Non-Accrual Loans	160,099	190,733	(16.1)
OREO (Other Real Estate Owned)	29,563	27,953	5.8
Non-Performing Asset (NPA) Generation	(5,692)	10,947
Restructured Loans	62,331	62,143	0.3
90 Days Past Due Loans	13,034	18,268	(28.7)
30-89 Days Past Due Loans	39,497	43,719	(9.7)
Special Mention Loans	277,977	297,300	(6.5)
Substandard Loans	435,840	481,538	(9.5)
NCO/Average Loans	.096%	1.33%
NPA/Loans + OREO	1.95%	2.26%
Reserve/Non-Accrual Loans	119%	99%

Linked Quarter Financial Results (Third Quarter 2011 vs. Second Quarter 2011)

  Net loans and leases increased 1% to $9.7 billion compared to June 30, 2011.
    Consumer loans increased 5%.
    Commercial increased 1%.
    Real estate secured–residential loans increased 1%.
    Real estate secured–commercial were flat.
    Real estate construction loans were flat.
    Leases decreased 3%.

  Total deposits increased 2% to $9.6 billion from June 30, 2011.
    Interest-bearing demand deposits increased 10%.
    Non-interest bearing demand deposits decreased 1%.
    Savings deposits decreased 2%.
    Time deposits decreased 5%.

Net interest margin decreased 4 basis points to 3.58% compared to 3.62% for the second quarter of 2011.

Non-core items include $1.4 million of net security gains offset by $1.3 million of merger costs in the third quarter compared to $500,000 of net security gains offset by $1.0 million of merger costs in the second quarter.

Third Quarter Financial Results:

  Net loans and leases were flat at $9.7 billion compared to September 30, 2010.
    Consumer loans increased 21%.
    Real estate secured-residential loans increased 2%.
    Real estate secured-commercial loans were flat.
    Commercial loans decreased 1%.
    Leases decreased 2%.
    Real estate-construction loans decreased 16%.
  Total deposits increased 4% to $9.6 billion from September 30, 2010.
    Interest-bearing demand deposits increased 12%.
    Savings deposits increased 4%.
    Non-interest bearing demand deposits increased 3%.
    Time deposits decreased 4%.
  Net interest margin for the quarter was flat at 3.58% compared to the third quarter of 2010.
  Net charge-offs as a percentage of average loans and leases for the third quarter of 2011 were 0.96% compared to 1.42% for the third quarter of 2010. Non-performing assets as a percentage of loans, leases and foreclosed real estate were 1.95% at September 30, 2011 compared to 2.53% at September 30, 2010. The provision for loan and lease losses for the third quarter of 2011 was $25 million, compared to $40 million for the third quarter of 2010.
  Net charge-offs as a percentage of average loans and leases for the first nine months of 2011 were 1.24% compared to 1.48% for the first nine months of 2010. The provision for loan and lease losses for the first nine months of 2011 was $88 million, compared to $128 million for the first nine months of 2010.

  Common equity was $2.0 billion, or $15.65 per common share, at September 30, 2011 compared to $2.1 billion, or $15.42 per common share, at September 30, 2010. Tangible book value per common share was $7.61 at September 30, 2011 compared to $7.30 per common share at September 30, 2010.
  Susquehanna’s regulatory capital ratios are as follows:
	At September 30, 2011	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.74%	N/A
Tier 1 Common Ratio	9.81%	N/A
Leverage Ratio	10.39%	5.0%
Tier 1 Capital Ratio	12.86%	6.0%
Total Risk-Based Capital Ratio	14.93%	10.0%

  Return on average assets and average tangible equity(2) for the third quarter ended September 30, 2011 finished at 0.42% and 6.66%, respectively. This compared to results of 0.17% and 2.87% for the same measurements, respectively, for the third quarter of 2010.
  Return on average assets and average tangible equity(2) for the first nine months of 2011 finished at 0.34% and 5.61%, respectively. This compared to results of 0.18% and 3.05% for the same measurements, respectively, for the first nine months of 2010.

(1)Includes deferred tax liability associated with intangibles of $40.3 million.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures – Return on Average Tangible Equity.

Additional Events:

- On October 1, Susquehanna completed the acquisition of Abington Bancorp, Inc., based in Jenkintown, PA. Its 20 branches in Montgomery, Bucks and Delaware counties were rebranded as Susquehanna Bank offices, significantly expanding the bank's branch network in the greater Philadelphia area.

- Susquehanna expects to complete the acquisition of Tower Bancorp, Inc., on February 17, 2012, and has scheduled a special meeting for November 16, 2011, for shareholders to vote on the agreement and plan of merger. The company is on schedule to file the regulatory applications and complete the operational planning for the integration.

Susquehanna will broadcast its third quarter 2011 results conference call over the Internet on October 27, 2011 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2011 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of greater than $15 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 240 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6.1 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna’s plans to complete and integrate its pending acquisition of Tower Bancorp, Inc. and the other risks set forth in Susquehanna's filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Nine Months
	3Q11	3Q10	2011	2010
Balance Sheet (EOP)
Investments	$2,699,764	$2,372,066	$2,699,764	$2,372,066
Loans and leases	9,702,669	9,696,800	9,702,669	9,696,800
Allowance for loan & lease losses (ALLL)	190,960	191,115	190,960	191,115
Total assets	14,365,229	14,026,620	14,365,229	14,026,620
Deposits	9,558,631	9,202,178	9,558,631	9,202,178
Short-term borrowings	551,245	584,023	551,245	584,023
Federal Home Loan Bank borrowings	1,115,026	1,117,116	1,115,026	1,117,116
Other long-term debt	672,162	714,741	672,162	714,741
Shareholders' equity	2,035,845	2,099,663	2,035,845	2,099,663

Stated book value per common share	15.65	15.42	15.65	15.42
Tangible book value per common share	7.61	7.30	7.61	7.30

Average Balance Sheet
Investments	$2,520,008	$2,229,299	$2,490,449	$1,995,250
Loans and leases	9,646,189	9,721,291	9,617,097	9,864,094
Total earning assets	12,275,793	12,070,477	12,196,788	11,958,415
Total assets	14,162,662	13,980,383	14,055,428	13,871,263
Deposits	9,485,411	9,203,961	9,357,564	9,162,735
Other short-term borrowings	631,679	589,528	682,007	635,833
FHLB borrowings	1,115,262	1,117,387	1,110,513	1,039,671
Other long-term debt	679,316	718,762	690,061	713,411
Shareholders' equity	2,019,706	2,092,332	2,001,353	2,085,839

Income Statement
Net interest income	$106,839	$105,411	$317,949	$319,933
Provision for loan and lease losses	25,000	40,000	88,000	128,000
Noninterest income	36,800	35,407	111,321	112,360
Noninterest expense	100,745	96,212	297,785	286,679
Income before taxes	17,894	4,606	43,485	17,614
Provision for (benefit from) income taxes	2,934	(1,374)	7,709	(1,260)
Net income	14,960	5,980	35,776	18,874
Net income available to common shareholders	14,960	4,584	35,776	6,536
Basic earnings per common share	0.12	0.04	0.28	0.06
Diluted earnings per common share	0.12	0.04	0.28	0.06
Cash dividends paid per common share	0.02	0.01	0.05	0.03

Asset Quality
Net charge-offs (NCOs)	$23,332	$34,680	$88,874	$109,253

Nonaccrual loans & leases	$160,099	$227,418	$160,099	$227,418
Foreclosed real estate	29,563	18,856	29,563	18,856
Total nonperforming assets (NPAs)	$189,662	$246,274	$189,662	$246,274

Restructured loans	$62,331	$119,398	$62,331	$119,398
Loans & leases 90 days past due	13,034	18,005	13,034	18,005

			Nine Months
RATIO ANALYSIS	3Q11	3Q10	2011	2010

Credit Quality
NCOs / Average loans & leases	0.96%	1.42%	1.24%	1.48%
NPAs / Loans & leases + foreclosed real estate	1.95%	2.53%	1.95%	2.53%
ALLL / Nonaccrual loans & leases	119.28%	84.04%	119.28%	84.04%
ALLL / Total loans & leases	1.97%	1.97%	1.97%	1.97%

Capital Adequacy
Equity / Assets	14.17%	14.97%	14.17%	14.97%
Long-term debt / Equity	33.02%	34.04%	33.02%	34.04%

Profitability
Return on average assets	0.42%	0.17%	0.34%	0.18%
Return on average equity	2.94%	1.13%	2.39%	1.21%
Return on average tangible equity (1)	6.66%	2.87%	5.61%	3.05%
Net interest margin	3.58%	3.58%	3.61%	3.69%
Efficiency ratio	68.32%	66.68%	67.63%	64.80%

(1) Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	3Q11	3Q10	2011	2010
Return on average equity (GAAP basis)	2.94%	1.13%	2.39%	1.21%
Effect of excluding average intangible assets and related amortization	3.72%	1.74%	3.22%	1.84%
Return on average tangible equity	6.66%	2.87%	5.61%	3.05%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,	September 30,
	2011	2010	2010
	(in thousands, except share data)
Assets
Cash and due from banks	$254,074	$200,646	$201,353
Unrestricted short-term investments	31,040	52,252	66,497
Cash and cash equivalents	285,114	252,898	267,850
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	4,878	7,260	5,875
Restricted short-term investments	68,290	34,435	60,835
Securities available for sale	2,691,287	2,408,943	2,363,331
Securities held to maturity (fair values approximate $8,477, $8,668, and $8,735)	8,477	8,668	8,735
Loans and leases, net of unearned income	9,503,538	9,417,801	9,472,511
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	199,131	215,396	224,289
Less: Allowance for loan and lease losses	190,960	191,834	191,115
Net loans and leases	9,511,709	9,441,363	9,505,685
Premises and equipment, net	163,992	165,557	163,205
Other real estate and foreclosed assets	31,036	19,962	18,856
Accrued income receivable	35,358	36,121	37,942
Bank-owned life insurance	359,908	359,579	353,036
Goodwill	1,018,031	1,018,031	1,018,031
Intangible assets with finite lives	27,661	34,076	36,424
Other assets	159,488	167,192	186,815
Total assets	$14,365,229	$13,954,085	$14,026,620

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,404,366	$1,372,235	$1,362,116
Interest-bearing demand	3,964,428	3,646,714	3,527,064
Savings	787,536	767,852	758,672
Time	2,024,999	2,168,503	2,285,754
Time of $100 or more	1,377,302	1,235,903	1,268,572
Total deposits	9,558,631	9,191,207	9,202,178
Federal Home Loan Bank short-term borrowings	400,000	300,000	300,000
Other short-term borrowings	551,245	770,623	584,023
Federal Home Loan Bank long-term borrowings	715,026	801,620	817,116
Other long-term debt	176,032	176,038	176,040
Junior subordinated debentures	323,221	322,880	322,742
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	172,909	207,036	215,959
Accrued interest, taxes, and expenses payable	47,841	46,449	57,099
Deferred taxes	48,620	33,729	38,329
Other liabilities	335,859	119,701	213,471
Total liabilities	12,329,384	11,969,283	11,926,957

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized.
Outstanding: 0 at September 30, 2011 and December 31, 2010 and 100,000 at September 30, 2010	0	0	97,891
Common stock, $2.00 par value, 400,000,000 shares authorized.
Issued: 130,115,580 at September 30, 2011; 129,965,635 at December 31, 2010; and 129,794,795 at September 30, 2010	260,231	259,931	259,590
Treasury stock, at cost. 5,096 at September 30, 2011 and 0 at December 31, 2010 and September 30, 2010	(39)	0	0
Additional paid-in capital	1,298,607	1,301,042	1,300,102
Retained earnings	511,239	481,964	474,161
Accumulated other comprehensive loss, net of taxes of $19,221; $32,526; and $17,983, respectively	(34,193)	(58,135)	(32,081)
Total shareholders' equity	2,035,845	1,984,802	2,099,663
Total liabilities and shareholders' equity	$14,365,229	$13,954,085	$14,026,620

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$128,234	$134,047	$382,231	$406,529
Securities:
Taxable	13,993	13,468	44,700	40,955
Tax-exempt	3,958	3,891	11,944	10,951
Dividends	994	1,027	3,012	2,964
Short-term investments	29	56	80	129
Total interest income	147,208	152,489	441,967	461,528
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,274	5,785	16,711	17,475
Time	13,595	19,196	42,884	62,990
Federal Home Loan Bank short-term borrowings	3,083	711	8,421	749
Other short-term borrowings	2,220	982	5,954	2,277
Federal Home Loan Bank long-term borrowings	7,884	11,148	23,767	31,844
Other long-term debt	8,313	9,256	26,281	26,260
Total interest expense	40,369	47,078	124,018	141,595
Net interest income	106,839	105,411	317,949	319,933
Provision for loan and lease losses	25,000	40,000	88,000	128,000
Net interest income, after provision for loan and lease losses	81,839	65,411	229,949	191,933
Noninterest Income:
Service charges on deposit accounts	8,206	8,923	24,039	25,878
Vehicle origination and servicing fees	1,979	1,717	5,878	5,202
Asset management fees	7,046	6,653	21,332	21,279
Income from fiduciary-related activities	1,819	1,784	5,507	5,375
Commissions on brokerage, life insurance and annuity sales	1,894	1,866	6,504	5,527
Commissions on property and casualty insurance sales	2,956	2,589	10,409	8,871
Other commissions and fees	7,075	6,103	19,581	17,715
Income from bank-owned life insurance	1,136	1,218	3,392	3,849
Net gain on sale of loans and leases	2,953	2,580	9,423	7,312
Net realized gain on sales of securities	1,653	393	4,584	11,285
Total other-than-temporary impairment, net of recoveries	(894)	119	(5,260)	(4,004)
Portion of loss (gain) recognized in other comprehensive income (before taxes)	679	(441)	2,200	945
Net impairment losses recognized in earnings	(215)	(322)	(3,060)	(3,059)
Other	298	1,903	3,732	3,126
Total noninterest income	36,800	35,407	111,321	112,360
Noninterest Expenses:
Salaries and employee benefits	53,315	48,850	157,719	146,243
Occupancy	8,982	8,610	27,499	26,961
Furniture and equipment	3,143	3,335	9,448	10,422
Advertising and marketing	3,138	2,980	8,624	8,875
FDIC insurance	3,596	4,500	12,383	13,284
Legal fees	3,425	2,823	8,742	6,422
Amortization of intangible assets	2,118	2,346	6,415	7,089
Vehicle lease disposal	2,676	3,923	7,733	11,095
Other	20,352	18,845	59,222	56,288
Total noninterest expenses	100,745	96,212	297,785	286,679
Income before income taxes	17,894	4,606	43,485	17,614
Provision for (benefit from) income taxes	2,934	(1,374)	7,709	(1,260)
Net Income	14,960	5,980	35,776	18,874
Preferred stock dividends and accretion	0	1,396	0	12,338
Net Income Available to Common Shareholders	$14,960	$4,584	$35,776	$6,536
Earnings per common share:
Basic	$0.12	$0.04	$0.28	$0.06
Diluted	$0.12	$0.04	$0.28	$0.06
Cash dividends per common share	$0.02	$0.01	$0.05	$0.03
Average common shares outstanding:
Basic	129,837	129,687	129,775	118,103
Diluted	129,895	129,718	129,846	118,135

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	September 30, 2011			September 30, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$109,596	$29	0.10	$119,887	$56	0.19
Investment securities:
Taxable	2,120,258	14,988	2.80	1,847,854	14,495	3.11
Tax-advantaged	399,750	6,089	6.04	381,445	5,985	6.22
Total investment securities	2,520,008	21,077	3.32	2,229,299	20,480	3.64
Loans and leases, (net):
Taxable	9,329,138	125,083	5.32	9,468,492	131,479	5.51
Tax-advantaged	317,051	4,848	6.07	252,799	3,951	6.20
Total loans and leases	9,646,189	129,931	5.34	9,721,291	135,430	5.53

Total interest-earning assets	12,275,793	151,037	4.88	12,070,477	155,966	5.13
Allowance for loan and lease losses	(193,986)			(190,022)
Other non-earning assets	2,080,855			2,099,928

Total assets	$14,162,662			$13,980,383

Liabilities
Deposits:
Interest-bearing demand	$3,796,621	4,999	0.52	$3,486,885	5,492	0.62
Savings	796,735	275	0.14	769,946	293	0.15
Time	3,490,946	13,595	1.55	3,606,545	19,196	2.11
Short-term borrowings	631,679	2,220	1.39	589,528	982	0.66
FHLB borrowings	1,115,262	10,967	3.90	1,117,387	11,859	4.21
Long-term debt	679,316	8,313	4.86	718,762	9,256	5.11

Total interest-bearing liabilities	10,510,559	40,369	1.52	10,289,053	47,078	1.82
Demand deposits	1,401,109			1,340,585
Other liabilities	231,288			258,413

Total liabilities	12,142,956			11,888,051

Equity	2,019,706			2,092,332

Total liabilities & shareholders' equity	$14,162,662			$13,980,383

Net interest income / yield on average earning assets		$110,668	3.58		$108,888	3.58

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Nine-month Period Ended			For the Nine-month Period Ended
	September 30, 2011			September 30, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$89,242	$80	0.12	$99,071	$129	0.17
Investment securities:
Taxable	2,088,386	47,712	3.05	1,643,525	43,919	3.57
Tax-advantaged	402,063	18,375	6.11	351,725	16,848	6.40
Total investment securities	2,490,449	66,087	3.55	1,995,250	60,767	4.07
Loans and leases, (net):
Taxable	9,312,112	373,614	5.36	9,606,701	398,707	5.55
Tax-advantaged	304,985	13,257	5.81	257,393	12,034	6.25
Total loans and leases	9,617,097	386,871	5.38	9,864,094	410,741	5.57

Total interest-earning assets	12,196,788	453,038	4.97	11,958,415	471,637	5.27
Allowance for loan and lease losses	(195,404)			(182,688)
Other non-earning assets	2,054,044			2,095,536

Total assets	$14,055,428			$13,871,263

Liabilities
Deposits:
Interest-bearing demand	$3,712,438	15,842	0.57	$3,428,980	16,595	0.65
Savings	794,693	869	0.15	766,487	880	0.15
Time	3,476,077	42,884	1.65	3,681,513	62,990	2.29
Short-term borrowings	682,007	5,954	1.17	635,833	2,277	0.48
FHLB borrowings	1,110,513	32,188	3.88	1,039,671	32,593	4.19
Long-term debt	690,061	26,281	5.09	713,411	26,260	4.92

Total interest-bearing liabilities	10,465,789	124,018	1.58	10,265,895	141,595	1.84
Demand deposits	1,374,356			1,285,755
Other liabilities	213,930			233,774

Total liabilities	12,054,075			11,785,424

Equity	2,001,353			2,085,839

Total liabilities & shareholders' equity	$14,055,428			$13,871,263

Net interest income / yield on average earning assets		$329,020	3.61		$330,042	3.69

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
Loans and Leases
(Dollars in thousands)

	Total Loans and Leases
	09/30/11		12/31/10		09/30/10
Commercial, financial, and agricultural	$1,810,664		$1,816,519		$1,829,217
Real estate - construction	771,734		877,223		914,761
Real estate secured - residential	2,728,934		2,666,692		2,664,042
Real estate secured - commercial	3,013,787		2,998,176		3,021,525
Consumer	698,804		603,084		576,912
Leases	678,746		671,503		690,343
Total loans and leases	$9,702,669		$9,633,197		$9,696,800

	Nonaccrual Loans and Leases
	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
Commercial, financial, and agricultural	$14,421	$18,219	$19,972	$20,012	$22,522
Real estate - construction	37,487	44,305	56,446	57,779	76,418
Real estate secured - residential	41,238	51,047	55,930	50,973	47,564
Real estate secured - commercial	65,377	73,346	77,533	65,313	77,858
Consumer	0	0	0	1	2
Leases	1,576	3,816	3,060	2,817	3,054
Total nonaccrual loans and leases	$160,099	$190,733	$212,941	$196,895	$227,418

	Restructured Loans
	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
Commercial, financial, and agricultural	$11,820	$14,387	$14,999	$15,877	$14,796
Real estate - construction	0	0	298	6,125	4,847
Real estate secured - residential	13,389	12,734	9,363	11,300	20,236
Real estate secured - commercial	36,974	34,874	53,799	81,034	78,692
Consumer	148	148	0	230	827
Total restructured loans	$62,331	$62,143	$78,459	$114,566	$119,398

	Net Charge-offs (Recoveries)
	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010
Commercial, financial, and agricultural	$5,322	$9,138	$3,700	$2,335	$4,298
Real estate - construction	6,489	6,352	8,154	20,607	15,017
Real estate secured - residential	5,262	5,042	3,803	5,477	3,117
Real estate secured - commercial	5,612	10,467	14,442	4,132	10,149
Consumer	(99)	67	2,079	366	451
Leases	746	875	1,423	1,364	1,648
Total net charge-offs	$23,332	$31,941	$33,601	$34,281	$34,680

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net